Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of July 11, 2006 (the “Effective Date”), by and among HELMERICH & PAYNE INTERNATIONAL DRILLING CO., a Delaware corporation (the “Borrower”), HELMERICH & PAYNE, INC., a Delaware corporation (the “Parent”), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as Lender (in such capacity, the “Lender”) and as Administrative Agent (in such capacity, the “Administrative Agent”), with reference to the following:

RECITALS

A.            The Borrower, the Parent, the Lender and the Administrative Agent are parties to that certain Credit Agreement dated July 16, 2002, as amended by (i) that certain First Amendment to Credit Agreement dated July 15, 2003, (ii) that certain Second Amendment to Credit Agreement dated May 4, 2004, (iii) that certain Third Amendment to Credit Agreement dated as of July 13, 2004, and (iv) that certain Fourth Amendment to Credit Agreement dated as of July 12, 2005 (the Credit Agreement, as amended by the First, Second, Third and Fourth Amendments thereto, is hereinafter referred to as the “Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall also govern the construction and interpretation of this Amendment.

B.            Pursuant to the Credit Agreement, the Lender established the Facility in favor of the Borrower.

C.            The Borrower has requested that the Lender (i) extend the Revolving Commitment Termination Date from July 11, 2006, to July 10, 2007 and (ii) extend the Facility Maturity Date from June 30, 2008, to June 30, 2009.

D.            The Lender has agreed to the foregoing requests, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby amend the Credit Agreement as follows:

1.             EXTENSION OF THE FACILITY. As of the Effective Date:

(i)            the Revolving Commitment Termination Date is extended from July 11, 2006, to July 10, 2007, and the definition of “Revolving Commitment Termination Date” appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Revolving Commitment Termination Date” means July 10, 2007, or such later date to which the Revolving Commitment Termination Date may be extended from time to time pursuant to Section 2.5(c).

(ii)           the Facility Maturity Date is extended from June 30, 2008, to June 30, 2009, and the definition of “Facility Maturity Date” appearing in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Facility Maturity Date” means June 30, 2009, or such later date to which the Facility Maturity Date may be extended from time to time pursuant to Section 2.5(c).

2.             WAIVER.

A.            Sections 7.1(a) and 7.1(b) of the Credit Agreement. For as long as annual and quarterly financial statements that comply with the requirements of Section 7.1(a) and Section 7.1(b) of the Credit Agreement are available to the Lenders through publicly-available sources within the time periods required by the Credit Agreement, the Borrower shall be deemed to have satisfied the requirements of Section 7.1(a) and Section 7.1(b) of the Credit Agreement (relating to annual and quarterly financial statements); provided, however, that (i) the Borrower shall furnish a copy of the auditor’s opinion prepared in connection with the audit of the Borrower’s annual financial statements, (ii) the Borrower agrees to discuss with the Administrative Agent or its representatives all such financial statements made available pursuant to publicly-available sources, and (iii) the Administrative Agent reserves the right to require the Borrower to submit financial statements in conformity with all of the requirements of the Credit Agreement upon request by the Administrative Agent.

B.            Sections 7.1(d) of the Credit Agreement. The Borrower shall not be required to furnish copies of any report or “management letter” described in Section 7.1(d) of the Credit Agreement to the Administrative Agent; provided, however, that (i) the Borrower shall furnish a copy of any report or “management letter” that contains any disclosure or footnote that will have (or is reasonably likely to have) a Material Adverse Effect, and (ii) the Administrative Agent reserves the right at any time to reinstate the requirements of Section 7.1(d) of the Credit Agreement or to require the Borrower to submit any specific report or “management letter” in conformity with all of the requirements of the Credit Agreement upon request by the Administrative Agent.

C.            Sections 7.1(e) of the Credit Agreement. For as long as the filings, registrations, reports, statements and notices described in Section 7.1(e) of the Credit Agreement are available to the Lenders through publicly-available sources, the Borrower shall not be required to furnish copies of the same to the Lenders; provided, however, that (i) the Borrower shall furnish the Administrative Agent a copy of each proxy statement and Form 8-K filed with the SEC, and (ii) the Administrative Agent reserves the right to require the Borrower to submit filings, registrations, reports, statements and notices in conformity with all of the requirements of the Credit Agreement upon request by the Administrative Agent.

3.             CONDITIONS PRECEDENT. The modifications to the Credit Agreement set forth in this Amendment shall be effective from and after the Effective Date, but only when each of the following conditions precedent shall have been satisfied:

A.            Execution of Documents. This Amendment and such other documents or instruments as may be contemplated by this Amendment or as may be reasonably necessary to effectuate the intent and purposes of this Amendment shall have been duly and validly authorized and executed by the parties thereto and delivered to the Administrative Agent, all in form and substance satisfactory to the Lender.

B.            No Defaults. There shall not have occurred or be continuing any Default or Event of Default.

C.            Legal Matters. All legal matters incident to this Amendment and the transactions contemplated hereby shall be satisfactory to the Administrative Agent and the Lender.

4.             REPRESENTATIONS AND WARRANTIES. The Borrower and the Parent confirm that, to the best of their knowledge, all representations and warranties made by each of the Borrower and the Parent for themselves or on behalf of a Credit Party in Article VI of the Credit Agreement are and will be true and correct in all material respects on the Effective Date (with the dates appearing in the first sentence of Section 6.5 thereof being changed to read September 30, 2003, September 30, 2004, September 30, 2005, and March 31, 2006, respectively, and the date appearing in the final sentence of Section 6.5 thereof being changed to read September 30, 2005), except that:

(i)            the representations and warranties set forth in Sections 2.6(a), 6.12(ii), 6.13(d), 6.14 and 7.6, respectively, of the Credit Agreement are subject to the matters set forth in Schedules 2.6(a), 6.12(ii), 6.13(d), 6.14 and 7.6, respectively, attached hereto; and

(ii)           all of the representations and warranties set forth in the Credit Agreement are subject to the fact that the spin-off of Cimarex Energy Co. and related entities was consummated on September 30, 2002.

As used in this Paragraph 4, the phrase “to the best of their knowledge” means the current, actual personal knowledge of the Executive Officers of the Borrower and the Parent, without any undertaking by any of such Executive Officers to conduct any inquiry for purposes of this Amendment.

5.             GENERAL.

A.            Effect of Amendment. The terms of this Amendment shall be incorporated into and form a part of the Credit Agreement. Except as amended, modified and supplemented by this Amendment, the Credit Agreement shall continue in full force and effect in accordance with its original stated terms, all of which are hereby reaffirmed in every respect as of the date hereof. In the event of any irreconcilable inconsistency between the terms of this Amendment and the terms of the Credit Agreement or any other Credit Document, the terms of this Amendment shall control and govern, and the agreements shall be interpreted so as to carry out and give full effect to the intent of this Amendment. All references to the “Credit Agreement” appearing in any of the Credit Documents shall hereafter be deemed references to the Credit Agreement as amended, modified and supplemented by this Amendment. The Borrower and the Parent each hereby reaffirm all Credit Documents to which it is a party, and acknowledge that such Credit Documents will continue in full force and effect, unabated and uninterrupted, and will remain its valid and binding obligations, enforceable in accordance with their terms.

B.            Schedules. Schedules 2.6(a), 6.12(ii), 6.14 and 7.6 attached hereto are hereby substituted for the corresponding schedules to the Credit Agreement.

C.            No Course of Dealing. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Lender’s part to grant other or future extensions or modifications, should any be requested.

D.            Descriptive Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not be used in the construction of the content of this Amendment.

E.             Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Oklahoma.

F.             Reimbursement of Expenses. The Borrower and the Parent agree, jointly and severally, to pay the reasonable fees and out-of-pocket expenses of Crowe & Dunlevy, counsel to the Administrative Agent, incurred in connection with the preparation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

G.            Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof and all of which shall be but one and the same original instrument.

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SIGNATURE PAGE TO FOLLOW.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written, effective as of the Effective Date.

BORROWER:	HELMERICH & PAYNE INTERNATIONAL
DRILLING CO.,
a Delaware corporation

	By:	/s/ Douglas E. Fears
	Name:	Douglas E. Fears
	Title:	Executive Vice President

PARENT:	HELMERICH & PAYNE, INC.,
a Delaware corporation

	By:	/s/ Douglas E. Fears
	Name:	Douglas E. Fears
	Title:	Vice President

ADMINISTRATIVE AGENT:	BANK OF OKLAHOMA, NATIONAL
ASSOCIATION

	By:	/s/ Patrick R. Roberts
	Name:	Patrick R. Roberts
	Title:	Commercial Lending Officer

LENDER:	BANK OF OKLAHOMA, NATIONAL
ASSOCIATION

	By:	/s/ Patrick R. Roberts
	Name:	Patrick R. Roberts
	Title:	Commercial Lending Officer

Revolving Commitment:

$50,000,000